Exhibit 99.1

SHERMEN WSC ACQUISITION CORP.

(a corporation in the development stage)

FINANCIAL STATEMENT

May 30, 2007

SHERMEN WSC ACQUISITION CORP.

(a corporation in the development stage)

Contents

PAGE
Report of Independent Registered Public Accounting Firm	F-1
Financial Statement:
Balance Sheet	F-2
Notes to Financial Statement	F-3—F-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Shermen WSC Acquisition Corp.

We have audited the accompanying balance sheet of Shermen WSC Acquisition Corp. as of May 30, 2007.  This balance sheet is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company as of May 30, 2007 in conformity with U.S. generally accepted accounting principles.

Roseland, New Jersey

June 4, 2007

SHERMEN WSC ACQUISITION CORP.

(a corporation in the development stage)

May 30, 2007

BALANCE SHEET

ASSETS

Current asset, cash	$628,838

Other asset, cash held in trust account	136,860,000

Total assets	$137,488,838

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$113,843
Accrued offering costs	318,000
Note payable, stockholder	150,000
Deferred underwriters’ fee	3,312,000
Total current liabilities	3,893,843

Common stock, subject to possible redemption, 9,199,999 shares at redemption value	54,743,994

Commitments

Stockholders’ equity

Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued	—

Common stock, $.0001 par value, authorized 100,000,000; 28,750,000 shares issued and outstanding as of May 30, 2007 (including 9,199,999 shares subject to possible conversion)	2,875
Additional paid-in capital	78,941,131
Deficit accumulated during the development stage	(93,005)
Total stockholders’ equity	78,851,001

Total liabilities and stockholders’ equity	$137,488,838

See accompanying notes to financial statement

Notes to Financial Statement

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Shermen WSC Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on April 18, 2006. The Company was formed to acquire an operating business in the agriculture industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage  as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this offering of Units (as defined in Note C below) (the “Offering”), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the agriculture industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Since the closing of the Offering, at least 99.5% of the gross proceeds, after the payment of certain amounts to the underwriters, is  held in a trust account (“Trust Account”) and invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty  (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds will be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 40% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 4.0% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders.   If holders of no more than approximately 39.99% of the shares sold in this offering vote against a Business Combination and seek to exercise their conversion rights and such Business Combination is consummated, the existing stockholders have agreed to forfeit and return to the Company for cancellation a number of shares so that they will collectively own no more than 23.0% of the Company’s outstanding common stock upon consummation of such Business Combination (without giving effect to any shares that may be issued in such Business Combination).  If the Company is unable to affect a Business Combination and liquidates, none of the existing stockholders will receive any portion of the proceeds held in the Trust Account to be distributed to the Company’s stockholders with respect to common stock owned by them immediately before this offering.  As of May 30, 2007, after giving effect to a 1.15 for 1 stock split which was effected immediately prior to this offering, all of the Company’s stockholders prior to the Offering, including all of the directors and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.  All of the Company’s stockholders prior to the Offering, including all of the directors and officers of the Company have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

Notes to Financial Statement

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note C).

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company:

        The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000.  The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Notes to Financial Statement

Income taxes:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

“Effective January 1, 2007, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”).  There were no unrecognized tax benefits as of January 1, 2007 and as of May 30, 2007.  FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.  The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.  No amounts were accrued for the payment of interest and penalties at January 1, 2007.  There was no change to this balance sheet at May 30, 2007.  Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviation from its position.  The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position.”

Recently issued accounting standards:

In addition, in September 2006, the Statement of Financial Accounting Standard No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007.  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  Management is currently evaluating the impact the adoption of SFAS 157 will have on the Company’s financial statements and their disclosures.  Its impact has not yet been determined.

NOTE C—OFFERING  AND OVER-ALLOTMENT

The Company offered 20,000,000 units (“Units”) for public sale. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and two redeemable common stock purchase warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the date of the final prospectus for the Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

No warrants will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.  Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants.  However, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to

Notes to Financial Statement

exercise their warrants.  In no circumstance will the Company be required to settle any such warrant exercise for cash.  If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

All shares of common stock owned by the existing stockholders prior to the closing of the Offering (the “Initial Shares”) will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent.  The Initial Shares will not be released from escrow until six months following the consummation of a Business Combination.

The foregoing restriction is subject to certain limited exceptions such as transfers to family members and trusts for estate planning purposes, upon death of an escrow depositor, transfers to an estate or beneficiaries, or other specified transfers.  Even if transferred under these circumstances, the Initial Shares wil On May 30, 2007, the underwriters’ for the Company’s initial public offering exercised the full over-allotment of 3,000,000 units.  As a result, the deferred underwriters’ fee was increased approximately $432,000.

On May 30, 2007, the underwriters’ for the Company’s initial public offering exercised the full over-allotment of 3,000,000 units.  As a result, the deferred underwriters’ fee was increased approximately $432,000.

NOTE D — COMMON STOCK

       On May 23, 2007, the Company affected a 1.5 for 1 forward stock split of the Initial Share and issued 750,000 shares of its common stock, $0.0001 par value per share, to the existing stockholders prior to the closing of both the initial public offering and the over-allotment.

NOTE E—RELATED PARTY TRANSACTIONS

The Company issued a $150,000 unsecured promissory note to a stockholder, Shermen Capital Partners, LLC, on April 30, 2006.  The note is non-interest bearing and the final maturity is five business days after twenty-four months after the date of the Offering, but to the extent that our working capital in any month, including one-half of the interest earned on the trust account, net of taxes, that is released to us in that month, is greater than our current expenses in that month, all or a portion of such excess may be applied to a prepayment of the $150,000 loan from Shermen Capital Partners, LLC.

The Company also owes Shermen Capital Partners, LLC $78,353 for operating expenses that were paid on the Company’s behalf.  No note has been signed for these expenses, and the amount is included on the balance sheet in accounts payable and accrued expenses.

The Company presently occupies office space provided by an affiliate of a certain stockholder of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $9,950 per month for such services.

Certain of the directors and officers of the Company have purchased through Shermen WSC Holding LLC, in a private placement, 5,214,286 warrants immediately prior to this Offering at a price of

Notes to Financial Statement

$0.70 per warrant (an aggregate purchase price of approximately $3,650,000) from the Company and not as part of the Offering. They have also agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

NOTE F—COMMITMENTS

The Company is committed to pay an underwriting discount of 4.0% of the public unit offering price to the underwriters (less $0.21 for each share of common stock converted to cash in connection with a Business Combination) payable upon the Company’s consummation of a Business Combination.

The Company has sold to the underwriters, for $100, as additional compensation, an option to purchase up to a total of 700,000 units in the aggregate (350,000 units to each underwriter) at a per-unit price of $7.50.  The units issuable upon exercise of this option are also identical to those offered in the Offering, except that each warrant underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25.  In no circumstance will the Company be required to settle any such option exercise for cash.

The sale of the option to purchase was accounted for as an equity transaction.  Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $0.60 per unit, or $420,000 in total, using an expected life of four years, volatility of 52.13% and a risk-free interest rate of 4.92%.

The volatility calculation of 52.13% is based on the average 90-day Bloomberg volatility of a portfolio of nine publicly traded U.S. agricultural companies with market capitalizations between $50,000,000 and $500,000,000. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time.  The Company referred to the Index because management believes that the average volatility is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination.  Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part of, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement will be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering.  Further, the holders of the purchase option will be entitled to piggy - back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

NOTE G—PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.